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                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934

Check the appropriate box:

[x] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))
[ ] Definitive Information Statement

                           Gulfport Energy Corporation
     -------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

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2) Aggregate number of securities to which transaction applies:

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3) Per unit price or other underlying value of transaction computed pursuant to
Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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4) Proposed maximum aggregate value of transaction:

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5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

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2) Form, Schedule or Registration Statement No.:

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3) Filing Party:

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4) Date Filed:

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                           GULFPORT ENERGY CORPORATION
                           14313 NORTH MAY, SUITE 100
                             OKLAHOMA CITY, OK 73134

TO THE STOCKHOLDERS OF GULFPORT ENERGY CORPORATION:

Gulfport Energy Corporation (the "Company") has obtained the written consent of certain of its stockholders of record as of January 23, 2004 to approve two amendments to the Company's Certificate of Incorporation, (i) increasing the authorized number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), from 15,000,000 to 20,000,000 shares and (ii) increasing the authorized number of shares of the Company's preferred stock, par value $0.01 per share (the "Preferred Stock"), from 1,000,000 to 5,000,000 shares. These amendments have been approved by the Company's Board of Directors and the holders of more than a majority of shares of Common Stock outstanding. YOUR CONSENT IS NOT REQUIRED AND IS NOT BEING SOLICITED IN CONNECTION WITH THIS ACTION. Pursuant to Section 228 of the Delaware General Corporation Law, you are hereby being provided with notice of the approval by less than unanimous written consent of the Company's stockholders of the foregoing amendments to the Company's Certificate of Incorporation. Pursuant to the Securities Exchange Act of 1934, as amended, you are being furnished an information statement relating to this action with this letter.


                                           By order of the Board of Directors

                                           /s/ Mike Liddell
                                           ----------------------------------
                                           Chairman of the Board of Directors

                           GULFPORT ENERGY CORPORATION
                           14313 NORTH MAY, SUITE 100
                             OKLAHOMA CITY, OK 73134

                              INFORMATION STATEMENT

         This Information Statement is being furnished to the stockholders of Gulfport Energy Corporation, a Delaware corporation (the "Company"), in connection with the amendment to the Company's Certificate of Incorporation to effect an increase in the authorized number of shares of the Company's (i) common stock, par value $0.01 per share ("Common Stock"), from 15,000,000 to 20,00000 shares, and (ii) preferred stock, par value $0.01 per share ("Preferred Stock"), from 1,000,000 to 5,000,000 shares (collectively, the "Amendment").

         The Board of Directors and persons owning the majority of the outstanding capital stock of the Company have adopted, ratified and approved a resolution to effect the Amendment, as required under the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation and Bylaws. In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the stockholders' consent will become effective approximately 21 days following the distribution of this Information Statement to the Company's stockholders. It is expected that the Amendment to the Certificate of Incorporation will become effective on or about March 8, 2004 upon its filing with the Secretary of State of the State of Delaware.

THE APPROXIMATE DATE ON WHICH THIS INFORMATION STATEMENT IS FIRST BEING SENT OR GIVEN TO STOCKHOLDERS IS FEBRUARY 15, 2004 TO THE HOLDERS OF THE COMPANY'S COMMON STOCK AS OF THE CLOSING BUSINESS ON THE RECORD DATE.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

         The form of Certificate of Amendment to the Company's Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware is attached hereto as Exhibit A.

         The entire cost of furnishing this Information Statement will be borne by the Company. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith. The Board of Directors has fixed the close of business on January 23, 2004 as the record date (the "Record Date") for the determination of holders of Common Stock of the Company who are entitled to receive this Information Statement.

         You are being provided with this Information Statement pursuant to
Section 14C of the Securities Exchange Act of 1934, as amended, and Rule 14c and
Schedule 14C thereunder.

                                VOTING SECURITIES

         As of the date of the Consent by a Majority of the Stockholders, January 23, 2004, the Company had 10,146,566 shares of Common Stock issued and outstanding. Each share of outstanding Common Stock was, and still is, entitled to one vote on matters submitted for Stockholder approval.

         On January 23, 2004, the holders of 7,263,180 shares (or approximately 71.6% of the shares of Common Stock then outstanding) executed and delivered to the Company a written consent approving the Amendment. Since the Amendment has been approved by the holders of the required majority of Common Stock, no proxies are being solicited with this Information Statement.

         Holders of the Company's Cumulative Preferred Stock, Series A, par value $0.01 per share, do not have any voting rights with respect to the Amendment.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of January 23, 2004 by (i) each person who is known by the Company to own of record or beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers of the Company as a group.

                                                         JANUARY 23, 2004
                                                       BENEFICIAL OWNERSHIP
                                                       --------------------
NAME AND ADDRESS (1)                                 SHARES        PERCENTAGE(2)
----------------                                     ------        ----------

Mike Liddell (3)
14313 N. May Avenue, Suite 100
Oklahoma City, OK 73134                              1,108,325       10.9%

Charles E. Davidson (4)(5)(6)
411 West Putnam Avenue
Greenwich, CT 06830                                  6,154,855       60.7%

Peter M. Faulkner (7)
767 Third Avenue, Fifth floor
New York, NY 10017                                   777,3884         7.7%

Lisa Holbrook
14313 N. May Avenue, Suite 100
Oklahoma City, OK 73134                              *               *

Michael G. Moore
14313 N. May Avenue, Suite 100
Oklahoma City, OK 73134                              *               *

Robert Brooks
343 3rd Street, Suite 205
Baton Rouge, LA 70801                                *               *

David Houston
1120 NW 63rd, Suite 360
Oklahoma City, OK 73116                              *               *

Mickey Liddell
3400 Riverside Drive, Suite 700
Burbank, CA 91505                                    *               *

All executive officers and
directors as a group (10 individuals)                1,108,325       10.9%

-------
* Less than 1.0%

(1) Unless otherwise indicated, each person or group has sole voting power with respect to all listed shares.

(2) Each listed person's percentage ownership is determined by assuming that options, warrants and other convertible securities that are held by such person and that are exercisable or convertible within sixty (60) days have been exercised.

(3) Includes shares of Common Stock held of record by Liddell Investments, L.L.C. Mr. Liddell is the sole member of Liddell Investments, L.L.C. Mr. Liddell owns 712,416 shares of Common Stock and has 396,179 options that could be exercised by Mr. Liddell.

(4) Includes 3,574,722 shares of Common Stock held by CD Holding, L.L.C. and 784,273 shares of Common Stock held in an IRA for Mr. Davidson. Mr. Davidson is the sole member of CD Holding, L.L.C. Mr. Davidson is the Chairman and controlling member of Wexford Management, L.L.C. Mr. Davidson disclaims beneficial ownership of the 1,795,860 shares owned by the Wexford Entities (as defined below). However, Mr. Davidson controls 61% of the issued stock of Gulfport. As a result, Mr. Davidson is able to influence significantly and possibly control matters requiring approval of the shareholders including the election of directors.

(5) Includes 1,795,860 shares of Common Stock owned by the following investment funds (the "Wexford Entities") that are affiliated with Wexford Management:
     Wexford Special Situations 1996, L.P.; Wexford Special Situations 1996 Institutional, L.P.; Wexford Special Situations 1996, Limited; Wexford-Euris Special

     Situations 1996, L.P.; Wexford Spectrum Investors, L.L.C.; Wexford Capital Partners II, L.P.; Wexford Overseas Partners I, L.P.

(6) Does not include 2,022,743 warrants held by the following investment funds that are affiliated with Wexford Management: Wexford Special Situations 1996, Limited; Wexford-Euris Special Situations 1996, L.P.; Wexford Spectrum Investors, L.L.C.; Wexford Capital Partners II, L.P.; Wexford Overseas Partners I, L.P.

(7)  Includes shares of Common Stock owned by the following investment funds:
     PMF Partners, L.L.C., Rumpere Capital, L.P., and Rumpere Capital Fund, Ltd.

                     OPPOSITION TO MATTERS TO BE ACTED UPON

         The Company's stockholders have no right under the Delaware General Corporation Law, the Company's Certificate of Incorporation or By-Laws to dissent from any of the provisions adopted in the Amendment.

              AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION TO
            INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK
                              AND PREFERRED STOCK

         On January 23, 2004 the Company's Board of Directors adopted resolutions proposing, and as of January 23, 2004, the holders of record of more than a majority of the outstanding shares of Common Stock approved the Amendment increasing the number of authorized shares of Common Stock from 15,000,000 shares to 20,000,000 shares and the number of authorized shares of Preferred Stock from 1,000,000 to 5,000,000.

         The general purpose and effect of the amendment to the Company's Restated Certificate of Incorporation was to authorize 5,000,000 additional shares of Common Stock and 4,000,000 additional shares of Preferred Stock. The Board of Directors believed that it was prudent to have the additional shares of Common Stock and Preferred Stock available for general corporate purposes, including acquisitions, equity financings, stock dividends, stock splits or other recapitalizations, and grants of stock options.

         On January 23, 2003, the Board of the Directors also approved the increase in the number of shares of Preferred Stock designated Cumulative Preferred Stock, Series A, par value $0.01 per share (the "Series A Preferred Stock"), from 15,000 to 30,000 shares, to be effected upon the filing of an amendment to the Certificate of designations, Preferences and Relative Participating, Optional and Other Special Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof of the Series A Preferred Stock.

         The increase in the authorized number of shares of Common Stock and Preferred Stock could have an anti-takeover effect. If the Company's Board of Directors desires to issue additional shares in the future, such issuance could dilute the voting power of a person seeking control of the Company, thereby deterring or rendering more difficult a merger, tender offer, proxy contest or an extraordinary corporate transaction opposed by the Company.

                         EFFECTIVE DATE OF THE AMENDMENT

         The Amendment will become effective when the Certificate of Amendment of Certificate of Incorporation, a copy of which is attached hereto as Exhibit A, is filed with the Secretary of State of the State of Delaware, which is expected to be on or about March 8, 2004. Holders of the Company's Common Stock and the Preferred Stock do not and will not have preemptive rights pursuant to the Company's Certificate of Incorporation, as amended.

                                         By order of the Board of Directors

                                         /s/ Mike Lidell
                                         ----------------------------------
                                         Chairman of the Board of Directors

                                                                       EXHIBIT A

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                           GULFPORT ENERGY CORPORATION

         GULFPORT ENERGY CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify as follows:

         FIRST: The name of the corporation is Gulfport Energy Corporation. The Corporation was originally incorporated under the name "WRT Energy Corporation" and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on June 20, 1997. A Restated Certificate of Incorporation amending the original Certificate of Incorporation to opt the Corporation out of Section 203 of the Delaware General Corporation Law was filed with the Secretary of State of the State of Delaware on July 11, 1997. A certificate of amendment changing the Corporation's name to "Gulfport Energy Corporation" was filed with the Secretary of State of the State of Delaware on March 30, 1998.

         SECOND: The Board of Directors of the Corporation (the "Board") duly adopted the following resolutions with respect to the amendment of the Second Amended and Restated Certificate of Incorporation of the Corporation, by unanimous written consent of the Board in lieu of a meeting dated as of January 23, 2004 (the "Board Consent"), in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware:

         "RESOLVED, that the Board deems it in the best interests of the Corporation to amend the Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware (the "Charter"), in order to, among other things (i) increase from 15,000,000 to 20,000,000 the number of shares of Common Stock that the Corporation is authorized to issue, and (ii) increase from 1,000,000 to 5,000,000 the number of shares of Preferred Stock, par value US$0.01 per share that the Corporation is authorized to issue;

         RESOLVED, that (i) the form, terms and provisions of the proposed amendment to the Charter (a copy of which is attached hereto as Exhibit
         A) (the "Charter Amendment"), (ii) the execution of the Charter Amendment and the filing thereof with the Secretary of State of the State of Delaware, (iii) the Corporation's performance of its obligations thereunder, and (iv) the consummation by the Corporation of the transactions contemplated thereby be, and they hereby are, authorized and approved in all respects, and the Proper Officers be, and each of them, acting individually, hereby is, authorized and empowered, in the name and on behalf of the Corporation, to execute and file the Charter Amendment with the Secretary of State of the State of Delaware following the approval thereof by the stockholders of the Corporation;".

         THIRD: The form of the amendment to the Certificate of Incorporation of the Corporation attached to the Board Consent as Exhibit A, and approved in the resolutions of the Board made in the Board Consent, is attached as Exhibit A to this Certificate of Amendment, and is made a part hereof.

         FOURTH: The execution and filing of this Certificate of Amendment was duly approved by written consent of the stockholders of the Corporation in lieu of a meeting as of January 23, 2004, in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Gulfport Energy Corporation has caused this certificate to be executed by Mike Liddell, its Chief Executive Officer and duly authorized officer, as of ___________ __, 2004.

                                    GULFPORT ENERGY CORPORATION



                                    By:
                                        ---------------------------------------
                                        Name:  Mike Liddell
                                        Title:   Chief Executive Officer

                                                                       EXHIBIT A

                                CHARTER AMENDMENT

(1) The first paragraph of Article Four of the Restated Certificate of Incorporation, as amended and as filed with the Secretary of State of the State of Delaware on June 20, 1997, as amended on July 11, 1997 and further on March 30, 1998 (the "Certificate of Incorporation"), is hereby amended and restated in its entirety to read as follows:

"The Corporation is hereby authorized to issue a total of twenty five million (25,000,000) shares of capital stock which shall be subdivided into classes as follows:"

(2) The first sentence of subparagraph (a) of Article IV is hereby amended and restated in its entirety to read as follows:

"Twenty million (20,000,000) shares of the Corporation's capital stock shall be denominated as Common Stock, have a par value of $0.01 per share, and have the rights, powers and preferences set forth in this paragraph."

(2) The first sentence of subparagraph (b) of Article IV is hereby amended and restated in its entirety to read as follows:

"Five Million (5,000,000) shares of the Corporation's authorized capital stock shall be denominated as Preferred Stock, par value $0.01 per share."